CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 333-173967 on Form N-1A of our report dated December 21, 2012, relating to the financial statements and financial highlights of the FlexShares® Trust, including FlexShares® Morningstar Global Upstream Natural Resources Index Fund, FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund, FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund, FlexShares® Morningstar US Market Factor Tilt Index Fund, FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund, FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund, and FlexShares® Ready Access Variable Income Fund, appearing in the Annual Report on Form N-CSR of the FlexShares® Trust for the year or period ended October 31, 2012, and to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
February 27, 2013